UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020 (May 7, 2020)

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORCC	The New York Stock Exchange

Item 1.01 – Entry into a Material Definitive Agreement

On May 7, 2020, Owl Rock Capital Corporation (the “Company”), a Maryland corporation, entered into the Fifth Amendment to Senior Secured Revolving Credit Agreement (the “Amendment” and the facility as amended, the “Revolving Credit Facility”), which amended that certain Senior Secured Revolving Credit Agreement, dated February 1, 2017, as amended by (i) the First Amendment to Senior Secured Revolving Credit Agreement, dated as of July 17, 2017, (ii) the First Omnibus Amendment to Senior Secured Revolving Credit Agreement and Guarantee and Security Agreement, dated as of March 29, 2018, (iii) the Third Amendment to Senior Secured Revolving Credit Agreement, dated as of June 21, 2018 and (iv) the Fourth Amendment to Senior Secured Revolving Credit Agreement, dated as of April 2, 2019.

Among other changes, the Amendment:

(i) reduces the existing financial covenant as to minimum asset coverage ratio from 200% to 150%;

(ii) changes the financial covenant requiring minimum shareholders’ equity such that it requires the Company to maintain shareholders’ equity at the last day of any fiscal quarter of at least the greater of (1) 30% of the value of the assets of the Company and its subsidiaries and (2) $4 billion, plus 50% of the net proceeds of the sale of equity interests by the Company and its subsidiaries after the date of the Amendment (other than proceeds of sales of equity interests by and among the Company and its subsidiaries);

(iii) adds a new financial covenant requiring a minimum asset coverage ratio of no less than 200% with respect to the consolidated assets of the Company and the subsidiary guarantors (including certain limitations on the contribution of equity in financing subsidiaries as specified therein) to the secured debt of the Company and its subsidiary guarantors (the “Obligor Asset Coverage Ratio”), measured at the last day of each fiscal quarter;

(iv) adds a new financial covenant requiring a minimum net worth of the Company and the subsidiary guarantors of at least $1 billion measured at the last day of each fiscal quarter; and

(v) adds additional concentration limits in connection with the calculation of the borrowing base, based upon the Obligor Asset Coverage Ratio.

The foregoing description is only a summary of certain of the provisions of the Amendment and is qualified in its entirety by the underlying agreement, which is filed as an amendment hereto.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

10.1	Fifth Amendment to Senior Secured Revolving Credit Agreement, dated as of May 7, 2020 among Owl Rock Capital Corporation, the Lenders party thereto and Truist Bank (successor by merger to SunTrust Bank), as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owl Rock Capital Corporation

May 8, 2020	By:	/s/ Alan Kirshenbaum
		Name:	Alan Kirshenbaum
		Title:	Chief Operating Officer and Chief Financial Officer